EXHIBIT 10.25



EXCLUSIVE SELLING RIGHTS AGREEMENT

THIS AGREEMENT is made on the ninth day of January, 1996.

The Undersigned:

1. The private company with limited liability "DESA EUROPE B.V.", with its registered offices in Rotterdam, hereinafter referred to as "Desa", duly represented by its director, Mr.
G. H. Salters;

and:

2. The company organized under foreign (Australian) laws "SEELEY INTERNATIONAL PTY. LTD.", with its registered offices in Saint Marys (South Australia), hereinafter referred to as "Seeley", duly represented by its director, Mr. R.A. Arnold;

WHEREAS

1. Seeley produces portable evaporative coolers in different models and under different brand names, hereinafter referred to as "the Products";

2. Seeley is owner of the exclusive rights, in particular intellectual property rights and/or models and/or drawings thereto or thereof, and has had these rights, where possible, filed or registered;

3. Pursuant to verbal Agreements with Seeley, Desa has had the sole agency of the product on sections of the European market for a number of years;

4. Partly in view of the large increase and continuing increase in the trade volume, both parties wish to record in writing, and where necessary to supplement, the terms under which Desa will distribute the Products in future.

5. This written Agreement supersedes and replaces the previous verbal agreement.

NOW THEREFORE it is agreed as follows

1.  Appointment of Distributor

1.1 Seeley appoints Desa its exclusive distributor of the Products in the Territories defined in Clause 1.2 for a period of three years, with effect from the date of signing of this Agreement ("Term").

Annually, by the 30th November Seeley and Desa will discuss and agree minimum order quantities which should be based on past sales and future sales potential;


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These quantities will not present a binding obligation to purchase,  but failure to do so, or sell in the various territories in accordance with the agreed quantities, will be considered as a Breach of Contract under this Agreement.

Territory

1.2 The Territory is The Netherlands, Belgium, Luxembourg, Germany, Austria, Denmark and Greece. In addition, Desa may sell, on a non-exclusive basis, in the C.I.S. and in France and Italy.

1.3 If Seeley should grant Desa the exclusive distribution for countries other than the aforementioned, Seeley shall confirm this to Desa in writing.

1.4 This Agreement supersedes and replaces absolutely any previous verbal agreement between the parties. The parties acknowledge that their relationship in relation to the distribution of the Products is exclusively governed by this Agreement.

2.  Renewal of the Term

Upon expiry of the Term, the Term will be automatically renewed on the same terms as this Agreement, each time for a period of three years subject to the termination or non-renewal of this Agreement in accordance with Clause 3.

3.  Termination

3.1 This Agreement will not be renewed if either party for any reason gives the other one year's notice prior to the end of the existing Term. The non-renewal must be made by means of written notice addressed to the other party and sent by registered mail.

3.2 A party may terminate this Agreement with immediate effect by giving notice to the other party if;

3.2.1 that other party breaches any provision of this Agreement and fails to remedy the breach within thirty (30) days after receiving notice requiring it to do so;

3.2.2 that other party breaches a material provision of this Agreement where that breach is not capable of remedy; or

3.2.3 any event referred to in Clause 3.3 happens to that other party.

3.3  Each party must notify the other party immediately if;

3.3.1 the party disposes of the whole or part of its assets, operations or business other than in the ordinary course of business;

3.3.2  that party ceases to carry on business; or



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3.3.3 that party ceases to be able to pay its debts as they become due.

4.  Legal Relation's and Trade Marks

4.1 Desa acts in its own name and at its own expense. Desa is entitled to describe itself as Seeley's distributor for the Products, but must not hold itself out as Seeley's agent for sales of the Products or as being entitled to bind Seeley in any way.

4.2 Desa is nevertheless entitled to use the trade name, the trade marks, labels, copyrights, logos and other insignia ("Trade Marks") of Seeley, that are listed in Item A of the Schedule (and any other trade marks that Seeley agrees in writing to add to Item A of the Schedule) to promote the sale of the Products.

5.  Price

5.1 Desa may independently determine its price for the resale of the Products, on the understanding that it must act each time in accordance with proper business practices.

5.2 The prices for all products to be supplied by Seeley to Desa under this Agreement will be at those levels agreed by the parties as follows;

5.2.1 At the end of the month of September of each year during the Term in consultation with Desa, Seeley will discuss its prices for all products to be supplied under this Agreement for the following twelve (12) month period;

5.2.2 Those prices will be fixed for the following (12) month period.

6.  Exclusiveness and Territory

6.1 Seeley undertakes to only offer Desa the Products for resale in the Territory during the Term.

6.2  Seeley   undertakes  that  it  shall  not  deliver  the  Product  to  other distributors or end users in the Territory during the Term.

6.3 Seeley shall only actively promote the Product in the Territory by agreement with Desa.

6.4 Desa must not sell the Products to any person outside of the Territory or to any person it knows or suspects is likely to resell the Products outside of the Territory.

7.  Intellectual Property and Infringement

7.1 Desa acknowledges that while to the best of Seeley's knowledge the Products and the Trade Marks will not infringe the rights of any third party, Seeley does not warrant or guarantee to Desa that the Products or the Trade Marks will not infringe the rights of any third party, Seeley does not warrant or guarantee to Desa that the Products or the Trade Marks will not infringe the rights of any third party.


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7.2 Desa acknowledges that Seeley has, where it considers it appropriate, sought or obtained registration for Seeley's intellectual property rights in connection with the Products and the Trade Marks, but does not warrant that all of its intellectual property in connection with the Products and the Trade Marks is registered or has been sought to be registered.

7.3 Desa undertakes to immediately notify Seeley of any infringement of the intellectual property rights of Seeley in connection with the Products or the Trade Marks, such as patent, trade name, trademark, designs or otherwise, in the Territory.

7.4 Seeley shall in consultation with Desa if Seeley considers it appropriate in its absolute discretion, to take such measures and action (and Desa acknowledges that Seeley is not obliged to take such measures and action) against infringement or threatened infringement of intellectual property in connection with the Products or the Trade Marks. Desa must give reasonable assistance to Seeley in relation to such action.

7.5 All intellectual property rights in connection with the Products and the Trade Marks are the exclusive and absolute property of Seeley and Desa acknowledges that it will not acquire any interest in such rights under this Agreement.

8.  Subdistribution

Desa may appoint sub-sales representatives and/or distributors, agents or other middlemen without the prior written consent of Seeley.

9.  Non Competition

Desa must not be concerned or interested, either directly or indirectly, in the manufacture, distribution or retail sale in the Territory of evaporative coolers or of any such products which compete or are substitutable for the Products during the Term.

10.  Instructions and Assistance

10.1 Seeley shall provide Desa with sufficient technical and other information about the Products.

10.2 Seeley shall provide Desa at no cost with all documents, information, samples and advertising material, reasonably required by Desa for the marketing and sale of the Products, without charging any transport costs, unless otherwise agreed.

10.3 Upon termination of this Agreement Desa must return all documents, advertising material and samples made available to it free of charge to Seeley and all other materials that utilize the Trade Marks.

10,.4 Desa must not make any modifications or additions to the Products or their packaging or labeling without specific Seeley authority.

11.  Sales Effort


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11.1 Desa must use its best endeavors to promote the sale of the Products in the
Territory and to promote the interests of Seeley with all due care and in accordance with proper business practices, and it must in particular;

11.1.1 Actively work the Territory, to visit customers at regular intervals and to try to canvass new customers;

11.1.2 Provide Seeley with all information about the progress of the sales of the Products, the market position in the territory, technical developments and prices of the Products;

11.1.3 Keep a stock which enables it to immediately meet the needs of its customers. For this purpose, it shall order in advance sufficient quantities of the Products from Seeley in accordance with clause 11.2.

11.2 By no later than 15th December of each year of the Term Desa order quantities from Seeley seventy percent (70%) of its budgeted requirements for the Products up until the end of the following European summer.

11.3 Seeley agrees to hold in Europe at its cost twenty percent (20%) of Desa order quantities for the Products up until the 30th June for the purpose of supplying these Products to Desa if ordered by Desa.

12.  Warranty

12.1 Desa has undertaken to assume responsibility for all warranty costs in return for a previously granted price reduction of 2%.

12.2 In the event of an epidemic failure, defined as a serious manufacturing fault of more than 3%, Seeley is obliged to bear all costs involved in the repair and/or replacement, expressly including the labor costs involved, and to reimburse said costs to Desa.

13.  Liability

13.1 Seeley undertakes to deliver the product which, in terms of form and contents, conforms to the sample models supplied. These samples must fully conform to the technical requirements (alternatively, the technical test requirements per country) which are set for the product and the accompanying specifications. Desa must keep Seeley informed of all labeling, marketing, technical and any other applicable legal requirements in relating to the supply and sale of the Products in the Territory.

13.2 Seeley undertakes to indemnify Desa against all claims made against the latter due to a defect to or in the goods pursuant to the "Wet op de aansprakelijkheid voor gebrekkige produkten" (Act relating to liability for defective products) (product liability).

14.  Product Modifications

If Seeley is considering making modifications to the Products, excluding minor points, it will


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use its best  endeavors  to inform  Desa not later  than  twelve  months  before delivery of the modified Products.

15.  Option Right

15.1 If Seeley is considering bringing replacement or new products onto the market in the Territory, it will use its best endeavors to inform Desa thereof in advance stating the probably price per quantity and offer Desa the option to distribute those replacement or new products in accordance with this Agreement. Desa is entitled to take a period of three months to consider this offer.

15.2 If Desa rejects the offer, Seeley is free to approach third parties. However Seeley may not make this third party a more favorable offer without allowing Desa to jointly compete for this offer.

15.2 If Desa rejects the offer, Seeley is free to approach third parties. However Seeley may not make this third party a more favorable offer without allowing Desa to jointly compete for this offer.

16.  Confidential Information

16.1 For the purposes of this Agreement Confidential Information means all information treated by Seeley as confidential and includes all information in relation to the Products, Seeley, Seeley's business methods and products and this Agreement.

16.2 Desa may use Confidential Information only for the purposes of performing under this Agreement and may only disclose the Confidential Information if strictly necessary for Desa to be able to perform under this Agreement or if required by law.

16.3 On the termination or expiry of this Agreement Desa must immediately return all Confidential Information (and copies or any other form of record of the Confidential Information) to Seeley. Desa must not use or disclose the Confidential Information for any purpose after the termination or expiry of this Agreement for a period of one year.

17.  Force Majeure

No party is liable for any failure to perform or delay in performing its obligations under this Agreement if that failure or delay is due to anything beyond that party's reasonable control.

18.  End of Agreement

If this Agreement is ended by Seeley they shall buy back from Desa all products, reserve parts and suchlike in good saleable condition at the price originally invoiced.

19.  Choice of Law

Both parties expressly declare that this Agreement shall be governed and construed in accordance with the laws of The Netherlands.


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20.  Assignment

Desa must not assign or otherwise deal with this Agreement or any right under this Agreement without the proper written consent of Seeley.

21.  Consent and Approvals

Any reference in this Agreement to the grant of a consent or approval means, unless stated otherwise, a consent or approval to be granted in the relevant person's absolute discretion.

This Agreement consists of eight pages.

EXECUTED as an Agreement

THE COMMON SEAL of                                   )
DESA EUROPE B.V.                                     )
was affixed in the presence of:                      )


Director


Secretary


THE COMMON SEAL of                                   )
SEELEY INTERNATIONAL PTY. LTD.                       )
was affixed in the presence of:                      )


Director


Secretary





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SCHEDULE

Item A - Trade Marks (Clause 4.2)


CONVAIR

COOLMASTER

SEELAIR